Exhibit 10.03

SEVERANCE AGREEMENT AMENDMENT

This Amendment (this “Amendment”) is entered into as of the Effective Date by and between Alberto-Culver Company, a Delaware corporation (the “Company”), and Carol L. Bernick (the “Executive”) and shall be deemed to be effective on the date the last party signs this Amendment (the “Effective Date”).

WHEREAS, the Company and the Executive have entered into the Severance Agreement dated as of December 1, 1996, as amended as of May 28, 1999 and as further amended as of January 10, 2006 (the “Severance Agreement”), pursuant to which the Executive would be entitled to payments and benefits in the event that the Executive’s employment were terminated under the circumstances set forth in the Severance Agreement following, among other things, the approval by the stockholders of the Company of a transaction that constitutes a Change in Control (as defined in the Severance Agreement);

WHEREAS, the Company and an affiliate of Clayton, Dubilier and Rice, Inc., a Delaware corporation (“CD&R”), may enter into a transaction whereby, among other things, (i) CD&R will acquire approximately 47.5% of the common stock of an entity that will own the Sally/BSG business of the Company (the “Equity Investment”), and (ii) the Consumer Products and Sally/BSG businesses of the Company will be split into two, separate publicly traded companies (this separation, together with the Equity Investment and the other transactions contemplated thereby, the “Transaction”);

WHEREAS, the Company intends to treat the Transaction as though it constitutes a Change in Control for the purposes of, and as such term is defined under, the Employee Stock Option Plan of 2003, Employee Stock Option Plan of 1988, 2003 Restricted Stock Plan and 1994 Restricted Stock Plan and accordingly accelerate the vesting of all options to purchase, and restricted shares of, common stock of the Company issued under such plans, including those held by the Executive;

WHEREAS, in respect of the Company’s Management Incentive Plan and the 1994 Shareholder Value Incentive Plan, the Company intends to treat the Transaction as though it constitutes a Change in Control (as such term is defined therein) for the participants in such plans, including the Executive; and

WHEREAS, the Company and the Executive desire to enter into this Amendment pursuant to which the Company and the Executive agree to amend the Severance Agreement upon the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and in order to induce the Company to enter into the Transaction, the Company and the Executive hereby agree as follows:

1. No Deemed Change in Control. The Executive, on behalf of the Executive and any person claiming through the Executive, and the Company hereby agree that the Transaction, however effected, including any actions taken in respect thereof or in connection therewith, shall not be deemed to constitute a Change in Control for purposes of the Severance Agreement. This Amendment shall not apply or extend to any right the Executive may in the future have to any payments or benefits pursuant to the Severance Agreement by reason of the occurrence of a Change in Control unrelated to the Transaction.

2. Effective Date; Termination of Agreement. This Amendment shall be effective on the Effective Date. This Amendment shall terminate and be of no further force or effect if and only if (a) the principal agreements related to the Transaction are not signed by the Company and an affiliate of CD&R on or prior to October 31, 2006, or (b) such principal agreements are terminated prior to the consummation of the Transaction.

3. Scope of Agreement. Nothing in this Amendment shall be deemed to entitle the Executive to continued employment with the Company or its subsidiaries or affiliates.

4. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

5. Miscellaneous. Capitalized terms not defined herein shall have the meanings assigned to them in the Severance Agreement. This Amendment and the Severance Agreement constitute the entire understanding and agreement between the Company and the Executive with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings between the Executive and the Company with respect to such subject matter. The Severance Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company and the Executive has executed this Amendment as of the dates set forth below.

ALBERTO-CULVER COMPANY

By:	/s/ Gary P. Schmidt
Name:	Gary P. Schmidt
Its:	Senior Vice President, General Counsel and Secretary

Date: June 19, 2006

Carol L. Bernick

/s/ Carol L. Bernick

Date: June 19, 2006

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